                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of Pulte Homes, Inc. for the registration of $500,000,000 in Senior Notes and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Pulte Homes, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP

Detroit, Michigan
December 6, 2001